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                                                                    EXHIBIT 99


List of Pending Cases

          In addition to those pending cases previously reported in Exhibit 99 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, Registrant has been named as a defendant in the following smoking and health proceeding:

          Asbestos Claims Management Corporation, et al. v. RJR Nabisco, Inc., et al., Circuit Court of Jefferson County, Mississippi, Case No. 2000-616, April 18, 2001;

          Asbestos Claims Management Corporation, et al. v. RJR Nabisco, Inc., et al., Circuit Court of Claiborne County, Mississippi, Case No. 2001-85, April 18, 2001;

          Barker, P. v. R.J. Reynolds Tobacco Company, et al., Circuit Court of Jefferson County, Mississippi, March 30, 2001;

          Brewer, P. v. The American Tobacco Company, et al., Circuit Court of Ohio County, West Virginia, March 1, 2001;

          Brown, G. v. R.J. Reynolds Tobacco Company, et al., Circuit Court of George County, Mississippi, March 30, 2001;

          Combustion Engineering, Inc., et al. v. RJR Nabisco, Inc., et al., Circuit Court of Jefferson County, Mississippi, Case No. 2000-617, April 18, 2001;

          Combustion Engineering, Inc., et al. v. RJR Nabisco, Inc., et al., Circuit Court of Claiborne County, Mississippi, Case No. 2001-86, April 18, 2001;

          Dimm, A. v. R.J. Reynolds Tobacco Company, et al., Eighteenth Judicial District Court for the Parish of Iberville, LA, July 19, 2000;

          Gasket Holdings, et al. v. RJR Nabisco, Inc., et al., Chancery Court of Jefferson County, Mississippi, Case No. 2000-225, December 18, 2000;

          Gasket Holdings, et al. v. RJR Nabisco, Inc., et al., Chancery Court of Claiborne County, Mississippi, Case No. 2001-0065, April 18, 2001;

          Humphrey, D. v. R.J. Reynolds Tobacco Co., et al., Circuit Court of Jefferson County, Mississippi, December 1, 2000;

          Newsom, S. v. R.J. Reynolds Tobacco Company, et al., Sixteenth Judicial District Court, Parish of St. Mary, Louisiana, May 17, 2000;

          T&N, Ltd. v. RJR Nabisco, Inc. et al., Circuit Court of Jefferson County, Mississippi, Case No. 2000-618, April 18, 2001;


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          T&N, Ltd. v. RJR Nabisco, Inc., et al., Circuit Court of Claiborne
County, Mississippi, Case No. 2001-87, April 18, 2001;

          Uniroyal Holdings, Inc., et al. v. RJR Nabisco, Inc. et al., Circuit Court of Jefferson County, Mississippi, April 4, 2001; and

          W.R. Grace & Co. Conn., et al. v. RJR Nabisco, Inc., et al., Circuit Court of Jefferson County, Mississippi, April 24, 2001.


List of Terminated Cases

          The following cases, previously listed as pending, have been dismissed and not previously reported as such:

          Mitchell, S. v. The American Tobacco Company, et al., Iowa District Court for Wapello County, October 18, 2000, Dismissed February 20, 2001;

          Parsons, D. v. AC&S, Inc., et al., Circuit Court of the State of West Virginia, Kanawha County, February 27, 1998, Dismissed February 20, 2001; and

          Welch, C. v. The American Tobacco Company, et al., Iowa District Court of Shelby County, October 16, 2000, Dismissed February 21, 2001.